Exhibit 10.1

FIFTEENTH AMENDMENT

FIFTEENTH AMENDMENT, dated as of March 19, 2021 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017, as amended by the First Amendment, dated as of September 14, 2017, by the Second Amendment, dated as of November 3, 2017, by Omnibus Amendment No. 2 to Basic Documents (Ally-Carvana Flow), dated as of January 4, 2018, by the Third Amendment, dated as of November 2, 2018, by the Fourth Amendment, effective as of January 4, 2019, by the Fifth Amendment, effective as of March 6, 2019, by the Sixth Amendment, effective as of April 19, 2019, by the Seventh Amendment, effective as of March 19, 2020, by the Eighth Amendment, effective as of March 24, 2020, by the Ninth Amendment, effective as of April 29, 2020, by the Tenth Amendment, effective as of May 19, 2020, by the Eleventh Amendment, effective as of June 30, 2020, by the Twelfth Amendment, dated as of September 29, 2020, by the Thirteenth Amendment, dated as of December 30, 2020 and by the Fourteenth Amendment, dated as of January 29, 2021 (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

WITNESSETH:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and

WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement in certain respects;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Section 1.01 Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.

SECTION II
AMENDMENTS

Section 2.01 Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:

Certain information has been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

(a) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Closing Date” definition:

““Closing Date” means, with respect to a First Tier Receivables Pool and subject to Section 3.1(e) of the Master Sale Agreement or a Receivables Pool and subject to Section 4.1(a) of the Master Purchase and Sale Agreement, the date on which the related First Step Pool Supplement or Pool Supplement is executed and delivered and the Purchase Price is paid, which generally will be the third (3rd) Business Day of the last calendar week ~~that follows receipt by the Purchasers of notification from the Transferor of its intent to complete such a sale~~ of each calendar quarter; provided that, if there is a corresponding Funding Date under the Master Transfer Agreement (Warehouse) in the same calendar week, the Closing Date shall occur on the same day as such Funding Date.”

(b) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Commitment Amount” definition:

““Commitment Amount” means the sum of (i) $4,000,000,000 ~~3,000,000,000~~ plus (ii) the Outstanding Principal Balance of a Receivable that had been previously included in a Receivables Pool and was repurchased, remediated and resold to the Purchasers in a subsequent Receivables Pool.”

(c) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Commitment Period” definition:

““Commitment Period” means the period from the Fifth ~~Fourth~~ Extension Amendment Effective Date to the earliest of (i) the Scheduled Commitment Termination Date, (ii) the occurrence of a Commitment Termination Event and (iii) the purchase by the Purchasers of Receivables Pools with a total Cutoff Date Aggregate Outstanding Principal Balance in an amount equal to the Commitment Amount.”

(d) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Delinquent Receivable” definition:

““Delinquent Receivable” means any Receivable (other than a Defaulted Receivable) for which all or any part of a scheduled payment (the “Delinquency Threshold”) is ~~one~~ thirty-one (~~1~~ 31) or more days past due, taking into account the application by the Servicer of payments received in any Collection Period to previously unpaid scheduled payments or portions thereof in accordance with the Collection Policy. For purposes of determining delinquency, in accordance with the Collection Policy, the Servicer applies payments from Obligors in order of delinquency of outstanding scheduled payments, with payments first applied to the longest overdue and outstanding scheduled payment or portion thereof.”

(e) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Origination Period” definition:

““Origination Period” means, each ~~calendar week~~ quarter during the period beginning with the ~~week~~ first quarter of ~~December 12, 2016~~ 2021 and ending with the ~~week~~ quarter containing the last day of the Commitment Period; provided, that, with respect to (i) the initial First Tier Receivables Pool and Receivables Pool, (ii) any First Tier Receivables Pool and Receivables Pool sold from and including March 7, 2019 to and including April 4, 2019, respectively, (iii) any First Tier Receivables Pool and Receivables Pool sold on March 20, 2020, and (iv) any other date consented to by the Purchasers in their sole discretion, “Origination Period” shall be the period consented to by the Purchasers.”

(f) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Purchase Percentage” definition:

"“Purchase Percentage” for an Origination Period, means, the percentage equal or greater than to (i) the aggregate Outstanding Principal Balance of all Receivables originated or acquired by the Seller to be sold to the Transferor on the related Closing Date pursuant to the Master Sale Agreement divided by (ii) the aggregate principal balance of all receivables originated or acquired by the Seller that meet the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the Purchasers may agree to from time to time during such Origination Period (which, for purposes of clause (ii) shall be reduced by the aggregate principal balance of receivables with respect to which the applicable obligor has exercised its right to return the related financed vehicle and terminate the related receivable). In no event shall the Purchase Percentage be less than ~~100%~~ the value, expressed as a percentage, equal to the minimum sales amount of $300,000,000 for each Closing Date divided by the amount determined in clause (ii) of the preceding sentence, other than during the period from October 1, 2020 through January 28, 2021 when the Purchase Percentage will be 0%, and, in the event the Seller or the Transferor shall fail to notify the Purchasers of the Purchase Percentage for any Origination Period, the Purchase Percentage from the prior Origination Period shall apply."

(g) inserting each of the following terms which are double underlined in the place where such term appears below to, and deleting the stricken terms from, the “Scheduled Commitment Termination Date” definition:

““Scheduled Commitment Termination Date” means March 19, 2022 2021~~March 23, 2021~~.”

(h) inserting each of the following terms which are double underlined in the place where such term appears below to the “Settlement Date” definition:

““Settlement Date” means with respect to each Origination Period ~~in which Transferor has submitted notification of its intent to complete a sale~~, the third

(3rd) Business Day of the ~~second~~ last calendar week ~~that follows~~ of such Origination Period; provided that on any date consented to by the Purchasers in their sole discretion, the “Settlement Date” will be the date consented to by the Purchasers.”

(i) adding a new definition of “Fifth Extension Amendment Effective Date” in proper alphabetical order to read as follows:

““Fifth Extension Amendment Effective Date” means March 19, 2021.”

(j) adding a new definition of “Nonconforming Receivables Pool” in proper alphabetical order to read as follows:

““Nonconforming Receivables Pool” means a Receivables Pool that the Purchasers have agreed to purchase on a Closing Date after waiving (i) one or more of the characteristics contained in the definition of “Eligible Receivables Pool” or (ii) one or more of the characteristics contained in the definition of “Eligible Receivable”.

(k) deleting the “Fourth Extension Amendment Effective Date” definition.

Section 2.02 Amendments to Section 2.1(a) (Transferor Obligation). Section 2.1(a) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(a) Transferor Obligation. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations, warranties and agreements set forth herein, the Transferor commits to sell to the Purchasers one Receivables Pool each calendar ~~week~~ quarter during the Commitment Period, ~~except for the calendar weeks within the periods from January 4, 2019 to February 9, 2019 and October 1, 2020 through January 28, 2021 (provided, however, that the Transferor may elect to sell a Receivables Pool during any calendar week from October 1, 2020 through January 28, 2021)~~, with a total Cutoff Date Aggregate Outstanding Principal Balance for all such Receivables Pools sold during the Commitment Period, taken together, equal to the Commitment Amount and each Receivables Pool sold to the Purchaser shall have a Cutoff Date Aggregate Outstanding Principal Balance equal to at least ~~100%~~ $300,000,000, other than during the period from October 1, 2020 through January 28, 2021 when the Purchase Percentage will be 0%, (adjusted downward for a nonmaterial amount resulting from application of the Selection Procedures, including the Freestyle Selection, ~~at a~~ by the Purchase Percentage ~~of 100%~~, other than during the period from October 1, 2020 through January 28, 2021 when the Purchase Percentage will be 0%,) of the aggregate principal balance of ~~weekly~~ quarterly pools of receivables originated by the Seller that meet the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the Purchasers may agree to from time to time during the second calendar week preceding the calendar week in which the related Closing Date shall occur related to such Receivables Pool during the Commitment Period; provided, that the Transferor shall not be obligated to sell any Receivables Pool if the related Second Step Receivables Purchase Price for such Receivables Pool is less than or equal to the Cutoff Date Aggregate Outstanding Principal Balance (collectively, the “Transferor Obligation”); provided, further, notwithstanding the maximum FICO score described in clause (xxxiv) in the definition of “Eligible Receivable,” if the Seller elects to consummate a Limited Sale Option under the Master Sale Agreement, then the Transferor shall include in any related Receivables Pool that has a related Cutoff Date on and including February 24, 2019 through and including March 24, 2019, all Receivables (without regard to the Purchase Percentage or application of the Freestyle Selection Criteria) where the related Obligors have a FICO score of more than the Upper Bound FICO Score and that otherwise meet the definition of “Eligible Receivable” (other than the Upper Bound FICO Score described in clause (xxxiv) thereof) originated during the related Origination Period; provided further that, in connection with a Limited Sale Option, if the Transferor sells such Receivables with FICO scores of more than the Upper Bound FICO Score, the Transferor shall also be required to include in such Receivables Pool all Eligible Receivables originated during the related Origination Period with FICO scores of not less than 590 and not more than the Upper Bound FICO Score that otherwise meet the definition of “Eligible Receivable” with randomization codes of the related contract numbers that are greater than the Purchase Percentage; provided, further, that the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Flex Receivables sold during the period beginning April 30, 2020 through and including July 2, 2020, taken together, shall not exceed $[***] (or such other later dates or higher amount as agreed to by the Purchasers in their sole discretion). Notwithstanding the foregoing or anything to the contrary herein, solely for the purposes of this Section 2.1(a), any Receivable sold on June 30, 2020, September 29, 2020, or December 30, 2020 shall not be deemed to be a Flex Receivable."

Section 2.03 Amendments to Section 2.1(b) (Purchaser Obligation). Section 2.1(b) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(b) Purchaser Obligation. Upon the terms and subject to the conditions set forth in this Agreement, including Section 2.1(c) below, and in reliance on the covenants, representations, warranties and agreements herein set forth, the Purchasers commit to purchase one Receivables Pool each calendar ~~week~~ quarter during the Commitment Period~~, except for the calendar weeks within the period from January 4, 2019 to February 9, 2019 and October 1, 2020 through January 28, 2021 (provided, however, that the Purchasers may elect, in their sole discretion to purchase a Receivables Pool during any calendar week from October 1, 2020 through January 28, 2021),~~ on each Closing Date designated by the Transferor pursuant to Section 4.1(a); provided that the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Receivables Pools purchased during the Commitment Period shall not exceed the Commitment Amount and the sum of the Cutoff Date Aggregate Outstanding Principal Balance for all Flex Receivables purchased during the period beginning April 30, 2020 through and including July 2, 2020, taken together, shall not exceed $[***], or such other later dates or higher amount with respect to Flex Receivables as agreed to by the Purchasers in their sole discretion (collectively, the “Purchaser Obligation”). Notwithstanding the foregoing or anything to the contrary herein, solely for the purposes of this Section 2.1(b), any Receivable sold on June 30, 2020, September 29, 2020, or December 30, 2020 shall not be deemed to be a Flex Receivable."

[***] Redacted for confidentiality purposes.

Section 2.04 Amendments to Section 4.2(a) (Effecting Purchases). Section 4.1(a) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(a) General Procedures. During the Commitment Period, the purchase and sale of a Receivables Pool pursuant to the Transferor Obligation will occur on the Closing Date for the calendar ~~week~~ quarter that follows receipt of notification from the Transferor of its intent to complete such a sale at such time (which Closing Date, for the avoidance of doubt, will fall in the ~~second~~ last calendar week ~~that follows~~ of the related Origination Period). For the avoidance of doubt, subject to the terms and conditions of this Agreement, the Transferor is obligated to sell a Receivables Pool to the Purchasers hereunder during each calendar ~~week~~ quarter during the Commitment Period~~; provided, that the Transferor, by written notice to be delivered to the Purchasers no later than the second (2nd) Business Day following an Origination Period, may elect to defer the related sale if it reasonably determines in good faith that consummating such sale would be administratively burdensome (e.g., due to shortened holiday weeks or other similar events not in its control) and the Receivables Pool that would have been sold to the Purchasers on such Closing Date will be combined with the Receivables Pool to be sold to the Purchasers on the next succeeding Closing Date; provided, further, that the Transferor may not make such an election more than six (6) times per twelve month period and such election may not be made to skip closings in consecutive calendar weeks~~."

Section 2.05 Amendments to Section 6.2(b) (Minimum Sales Amount). Section 6.2(b) of the Master Purchase and Sale Agreement is hereby amended as set forth below by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:

"(b) Minimum Sales Amount. The Aggregate Outstanding Principal Balance as of the related Cutoff Date shall not be less than ~~100%~~ $300,000,000, other than during the period from October 1, 2020 through January 28, 2021 when the Purchase Percentage will be 0%, (adjusted downward for a nonmaterial amount resulting from application of the Freestyle Selection ~~at a~~ by the Purchase Percentage ~~of 100%~~, other than during the period from October 1, 2020 through January 28, 2021 when the Purchase Percentage will be 0%,) of the aggregate principal balance of ~~weekly~~ quarterly pools of receivables meeting the criteria described in the definition of “Eligible Receivable” and such other documented administrative criteria as the Purchasers may agree to from time to time originated by the Seller during the second calendar week preceding the related Closing Date unless otherwise agreed by the Purchasers."

SECTION III
MISCELLANEOUS

Section 3.01 Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon the receipt of the following:

(a) a signed counterpart to this Amendment duly executed and delivered by each of the parties hereto;

(b) a signed counterpart to the Seventeenth Amended and Restated Letter Agreement re Master Purchase and Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC, Bridgecrest Credit Company, LLC, the Transferor, Ally Financial, and Ally Bank; and

(c) a signed copy of the Thirteenth Amendment to Master Sale Agreement, dated as of the date hereof, shall have been duly executed and delivered by Carvana, LLC the Transferor, Ally Financial, and Ally Bank.

Section 3.02 Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.

Section 3.03 Representations and Warranties. The representations and warranties of the Seller and the Transferor contained in the Basic Documents shall be true and correct in all material respects as of the effective date of this Amendment.

Section 3.04 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.

Section 3.05 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The parties intend that faxed signatures and electronically imaged signatures including as .pdf files shall constitute original signatures and are binding on all parties. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 3.06 GOVERNING LAW. SUBMISSION TO JURISDICTION, ETC.

(a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE

TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 3.07 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1 LLC,
as Transferor

By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President

ALLY BANK,
as Purchaser

By:	/s/ Aaron Dawkins
	Name:	Aaron Dawkins
	Title:	Authorized Representative

ALLY FINANCIAL INC.,
as Purchaser

By:	/s/ Thomas Elkins
	Name:	Thomas Elkins
	Title:	Authorized Representative

Agreed to and Accepted by:

CARVANA, LLC,
as Seller

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President